As filed with the Securities and Exchange Commission on May 31, 2012.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Kinder Morgan, Inc.

(Exact name of registrant as specified in its charter)

Delaware	500 Dallas Street, Suite 1000 Houston, Texas 77002	80-0682103
(State or other jurisdiction of incorporation or organization)	(Address of registrant’s principal executive offices)	(I.R.S. Employer Identification No.)

El Paso Corporation Retirement Savings Plan

(Full title of Plan)

Joseph Listengart

500 Dallas Street, Suite 1000

Houston, Texas 77002

(713) 369-9000

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Troy L. Harder

Bracewell & Giuliani LLP

711 Louisiana Street, Suite 2300

Houston, Texas 77002

(713) 221-1456

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company:

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered(1)	Amount to be Registered	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Class P Common Stock, $0.01 par value per share	1,000,000	$32.11	$32,110,000	$3,679.81

(1)	Pursuant to Rule 416(c) under the Securities Act, this Registration Statement also registers an indeterminate amount of interests to be offered or sold pursuant to the El Paso Corporation Retirement Savings Plan as described herein.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act, based on the average of the high and low trading prices per share of the Registrant’s Class P Common Stock as reported on the New York Stock Exchange on May 24, 2012.

EXPLANATORY NOTE

Effective on May 25, 2012, pursuant to an Agreement and Plan of Merger, dated October 16, 2011 (the “Merger Agreement”), Kinder Morgan, Inc., a Delaware corporation (“KMI”), acquired El Paso Corporation, a Delaware corporation (“EP”), through a series of steps referred to as the “transactions.” In connection with the transactions, KMI assumed the obligations of EP under the El Paso Corporation Retirement Savings Plan, which has been amended to allow participants to acquire shares of Class P Common Stock, par value $0.01 per share, of KMI.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Note: The document(s) containing the plan information required by Item 1 of Form S-8 and the statement of availability of registrant information and any other information required by Item 2 of Form S-8 will be sent or given to participants as specified by Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. The Registrant will maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the Registrant will furnish to the Commission or its staff a copy or copies of all of the documents included in such file.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:

Commission Filings (File No. 1-35081)	Period or File Date
Annual Report on Form 10-K	Year Ended December 31, 2011

Quarterly Report on Form 10-Q	Quarter ended March 31, 2012

Current Reports on Form 8-K	Filed on February 16, 2012, February 27, 2012, February 28, 2012, March 2, 2012, March 15, 2012, April 16, 2012, May 7, 2012, May 14, 2012, May 24, 2012 and May 30, 2012

Registration Statement on Form 8-A	Filed on February 10, 2011

In addition, in connection with the Registrant’s acquisition of EP, the following information is incorporated by reference:

•	El Paso Corporation Retirement Savings Plan Annual Report on Form 11-K for the year ended December 31, 2010;

•

the financial statements and supplementary data and financial statement schedule included under Item 8 and Item 15(c) of EP’s Annual Report on Form 10-K for the year ended December 31, 2011 filed with the Commission; and

•	the financial statements included under Part I, Item 1 of EP’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012 filed with the Commission.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after this Registration Statement and prior to the filing of a post-effective amendment hereto which indicates that all securities offered have been sold or which deregisters all such securities then remaining unsold (other than information that is furnished rather than filed in accordance with Commission rules), will be deemed to be incorporated herein by reference and to be a part hereof from the date of filing such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law, or DGCL, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney’s fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

As permitted by the DGCL, the Registrant’s certificate of incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to the Registrant or its stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or knowing violation of law;

•	under Section 174 of the DGCL regarding unlawful dividends and stock purchases; or

•	for any transaction from which the director derived an improper personal benefit.

As permitted by the DGCL, the Registrant’s certificate of incorporation and bylaws provide that:

•	the Registrant is required to indemnify its directors and officers to the fullest extent permitted under the DGCL, subject to very limited exceptions;

•	the Registrant may indemnify its other employees and agents to the fullest extent permitted by law, subject to very limited exceptions;

•

the Registrant is required to advance expenses, as incurred, to its directors and officers in connection with a proceeding to the maximum extent permitted under the DGCL, subject to very limited exceptions;

•	the rights conferred in the certificate of incorporation or bylaws are not exclusive.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Corporation pursuant to the foregoing provisions, the Corporation has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Reference is made to the Exhibit Index following the signature pages hereto, which Exhibit Index is hereby incorporated into this item.

Item 9. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Houston, Texas, on May 30, 2012.

KINDER MORGAN, INC.

By:	/S/ JOSEPH LISTENGART

Name: Joseph Listengart
Title: Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on May 30, 2012.

Signature	Title

/S/ RICHARD D. KINDER Richard D. Kinder	Chairman and Chief Executive Officer (Principal Executive Officer)

/S/ KIMBERLY A. DANG Kimberly A. Dang	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

/S/ HENRY CORNELL* Henry Cornell	Director

/S/ STEVEN J. KEAN* Steven J. Kean	Director

/S/ DEBORAH A. MACDONALD* Deborah A. Macdonald	Director

/S/ MICHAEL MILLER* Michael Miller	Director

/S/ MICHAEL C. MORGAN* Michael C. Morgan	Director

/S/ KENNETH A. PONTARELLI* Kenneth A. Pontarelli	Director

/S/ FAYEZ SAROFIM* Fayez Sarofim	Director

/S/ C. PARK SHAPER* C. Park Shaper	Director

/S/ JOEL V. STAFF* Joel V. Staff	Director

/S/ JOHN STOKES* John Stokes	Director

/S/ R. BARAN TEKKORA* R. Baran Tekkora	Director

/S/ GLENN A. YOUNGKIN* Glenn A. Youngkin	Director

*By:	/s/ JOSEPH LISTENGART Joseph Listengart Attorney-in-fact for persons indicated, constituting a majority of the board of directors of Kinder Morgan, Inc.

The Plan. Pursuant to the requirements of the Securities Act, the administrator of the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas, on May 30, 2012.

EL PASO CORPORATION RETIREMENT SAVINGS PLAN
By: Kinder Morgan, Inc., as Plan Administrator

By:	/S/ JOSEPH LISTENGART
Name: Joseph Listengart
Title: Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

3.1

— Certificate of Incorporation of Kinder Morgan, Inc. (filed as Exhibit 3.1 to Kinder Morgan, Inc.’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2011 and incorporated herein by reference).

3.2	— Bylaws of Kinder Morgan, Inc. (filed as Exhibit 3.2 to Kinder Morgan, Inc.’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2011 and incorporated herein by reference).

5.1*	— Opinion of Bracewell & Giuliani LLP as to the legality of the securities being offered.

23.1*	— Consent of Bracewell & Giuliani LLP (included in their opinion filed as Exhibit 5.1).

23.2*	— Consent of PricewaterhouseCoopers LLP.

23.3*	— Consent of Netherland, Sewell & Associates, Inc.

23.4*	— Consent of Ernst & Young LLP.

23.5*	— Consent of PricewaterhouseCoopers LLP.

23.6*	— Consent of Ryder Scott Company, L.P.

24.1*	— Powers of attorney.

*	Filed herewith.